SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 24, 2009

Secured Diversified Investment, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	333-30653	80-0068489
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6980 O’Bannon Drive, Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 939-3254

_______________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

On April 24, 2009, we closed an issuance of Convertible Promissory Notes (the “Notes”) to three investors in the total amount of $200,000.  The Notes are due and payable in 180 days and bear interest at an annual rate of 12%.  To secure our obligation under the Notes, each of the holders has been granted a security interest in all of our equipment, accounts, inventory, software, and cash and non-cash proceeds as defined in the Uniform Commercial Code.  Upon default under any of the Notes, the holders of the Notes may accelerate the total balances due and pursue their right to foreclose against the collateral given as security. Acts of default under the Notes would include, among other things, failing remit any payment due if such failure is not cured within 5 days written notice, a default under any other obligation for borrowed money which continues for more than 20 days, and a failure to timely file any reports and other documents required under the Securities Act of 1933 or the Securities Exchange Act of 1934.

At any time upon 5 days written notice, each of the holders of the Notes may, at its option, convert all or part of the unpaid interest and principal due under its Note into common stock of the Company at a conversion price of $0.20 per share.  As additional consideration to the holders of the Notes, we have issued them a total of 175,000 warrants to purchase common stock in the Company at a price of $0.40 per share.  The warrants are exercisable for a period of 5 years.

The holders of the Notes have been granted “piggyback” registration rights with regard to all shares of common stock which would be issuable upon a conversion of the Notes and upon exercise of the warrants issued to the holders of the Notes.  The holders of the Notes have the right to have such shares included in any future registration statement filed by the Company under the Securities Act, other than Form S-8, Form S-4, or any other form that does not include substantially the same information as would be required in a form for the general registration of securities.

For the complete terms of our transaction with the holders of the Notes, please review the Convertible Promissory Notes and Security Agreements, Stock Purchase Warrants, and Conversion and Registration Rights Agreements filed herewith as Exhibits.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03     Creation of a Direct Financial Obligation

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation is incorporated by reference into this Item 2.03.

SECTION 9 – Financial Statements And Exhibits

Item 9.01     Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Convertible Promissory Note and Security Agreement –Cane Clark Productions, LLC
10.2	Stock Purchase Warrant – Cane Clark Productions, LLC
10.3	Conversion and Registration Rights Agreement – Cane Clark Productions, LLC
10.4	Convertible Promissory Note and Security Agreement – The Kleeman Family 2004 Revocable Trust
10.5	Stock Purchase Warrant – The Kleeman Family 2004 Revocable Trust
10.6	Conversion and Registration Rights Agreement – The Kleeman Family 2004 Revocable Trust
10.7	Convertible Promissory Note and Security Agreement – Glen S. Davis
10.8	Stock Purchase Warrant – Glen S. Davis
10.9	Conversion and Registration Rights Agreement – Glen S. Davis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Secured Diversified Investment, Ltd.

/s/ Robert Saucier
Robert Saucier
Chief Executive Officer

Date: April 27, 2009